Exhibit 10.6

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Consent Agreement”), dated as of August 14, 2008, is entered into by and among Arizona Sciences and Technology Enterprises, LLC, a Arizona limited liability company (“AzTE”), PetroAlgae, LLC, a Delaware limited liability company (“PetroAlgae”), LV Administrative Services, Inc., a Delaware corporation, as agent to the Laurus/Valens Lenders (as defined and described below) (“LV”), and PetroTech Holdings Corp., a Delaware corporation wholly owned by the Laurus/Valens Lenders (as defined below) (“Petrotech”).

WHEREAS, LV is the administrative and collateral agent to the senior secured lenders listed on Schedule 1 attached hereto (the “Secured Lenders” and together with LV and any entity which is managed and controlled by Laurus Capital Management, LLC, a Delaware limited liability company (“Laurus”) and/or Valens Capital Management, LLC, a Delaware limited liability company (“Valens”), collectively, the “Laurus/Valens Lenders”) to XL TechGroup, Inc., a Delaware corporation, and certain of XL TechGroup Inc’s subsidiaries (collectively, “XLT”);

WHEREAS, the Laurus/Valens Lenders, other than LV, are investment funds or other entities managed by Laurus and/or Valens or are wholly owned subsidiaries thereof;

WHEREAS, XLT and AzTE are the only Members of PetroAlgae and are parties to the Operating Agreement (as defined and described below);

WHEREAS, LV, as agent to the Laurus/Valens Lenders and Petrotech, desires that AzTE and PetroAlgae consent to (i) the Assignment (as defined below) on or about August 14, 2008 (the “Closing Date”), (ii) the Transfer by XLT, on the Closing Date, of all of XLT’s Units in PetroAlgae (the “Units”) to Petrotech in accordance with a Delaware UCC Article 9 strict foreclosure sale pursuant to an Acceptance Agreement substantially in the form attached hereto as Exhibit A (the “Acceptance Agreement”), and (iii) the admission of Petrotech as a Member of PetroAlgae; and

WHEREAS, AzTE and PetroAlgae are willing to consent to the Assignment and such Transfer and the admission of Petrotech as a Member of PetroAlgae, upon the terms and conditions contained herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of PetroAlgae, AzTE, LV and Petrotech agrees as follows:

1. Capitalized terms used herein without definition shall have the meanings assigned to such terms in that certain Amended and Restated Limited Liability Company Agreement of PetroAlgae, dated as of February 16, 2007 (as amended, restated and/or modified from time to time in accordance with its terms, the “Operating Agreement”).

2. Notwithstanding anything to the contrary contained in the Operating Agreement and subject to the terms and conditions of this Consent Agreement, each of PetroAlgae and AzTE hereby consents to, and hereby waives compliance with all requirements (including notice requirements) necessary to effect, (a) the assignments and transfers contemplated by the

Acceptance Agreement, including, without limitation, the Transfer, effective on the Closing Date, of all of the Units and/or rights thereto from XLT to to Petrotech (the “Assignment”), (b) the admission, effective on the Closing Date, of Petrotech as a Member of PetroAlgae and (c) any subsequent transfer, sale or encumbrance of the Units to, or in favor of., any Laurus/Valens Lender (each, a “Laurus/Valens Permitted Transferee”); provided, however, if any such Laurus/Valens Transferee seeks to be admitted as a Member of PetroaAlgae, it shall be admitted as a Member if such Laurus/Valens Transferee and the transferor shall have fully complied with the terms and provisions of Section 7.2(b), (c), (d), and 7.3 of the Operating Agreement and shall have executed an agreement with respect to such Transfer in favor of AzTE and PetroAlgae, containing the provisions set forth in Section 3 hereof.

3. Petrotech agrees that, effective at the time of closing on the Closing Date, it will be fully bound by the provisions of the Operating Agreement and that it hereby assumes (i) all of XLT’s obligations under the Operating Agreement, and (ii) all of XLT’s obligations, if any, under that certain License Agreement, dated February 16, 2007, by and between PetroAlgae and AzTE, as the same may be amended or restated from time to time in accordance with its terms (the “License Agreement”). AzTE acknowledges that XLT is not a party to the License Agreement, and each of LV and Petrotech acknowledges PetroAlgae’s continuing obligations and rights under the License Agreement.

4. No rights or obligations contained in the License Agreement or, except as specifically provided herein, the Operating Agreement shall be amended, modified or otherwise affected by the terms of this Consent Agreement or the Transfers described herein.

5. Each of PetroAlgae, LV, Petrotech, each Laurus/Valens Permitted Transferee and AzTE shall, from and after the date hereof, upon reasonable request of any other party hereto, execute and deliver such other agreements, documents and instruments as any such party may reasonably request to obtain the full benefit of this Consent Agreement.

6. Each party warrants and represents that such party is fully entitled and duly authorized to enter into and deliver this Consent Agreement and undertake the obligations set forth herein. Each party also warrants and represents that: (i) neither the execution, nor the delivery, nor the performance of this Consent Agreement by such party will conflict with or result in a breach or violation of, or constitute a default under, or result in the imposition of a lien, charge, or encumbrance upon any of such party’s properties, or an acceleration of any of its indebtedness, pursuant to any of the terms of any agreement or instrument by which such party or its properties are bound, or any law, order, judgment, decree, rule or regulation applicable to it of any court, regulatory body, administrative agency, governmental body, stock exchange or arbitrator having jurisdiction over it; and (ii) no consent, approval, authorization or order of, or declaration or filing with, any court or governmental agency or body, or any other person or entity, is required to be obtained or filed by such party in connection with the transactions contemplated in this Consent Agreement, except for those that have been obtained or made on or prior to the Closing Date or otherwise provided for herein.

7. This Consent Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and entirely to be performed in such State.

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8. This Consent Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Two Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date set forth above.

ARIZONA SCIENCES AND TECHNOLOGY ENTERPRISES, LLC

By:	/s/ Charlie Lewis
Name:	Charlie Lewis
Title:	Vice President

PETROALGAE, LLC

By:	/s/ Ottmar Dippold
Name:	Ottmar Dippold
Title:	Chief Executive Officer

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PETROTECH HOLDINGS CORP.

By:	/s/ Patrick Regan
Name	Patrick Regan
Title	Authorized Signatory

Acknowledged and Agreed:

XL TECHGROUP, INC.

By:	/s/ David P. Szostak
Name:	David P. Szostak
Title:	Chief Financial Officer

/s/ Ottmar Dippold
Ottmar Dippold

/s/ David P. Szostak
David Szostak

/s/ Harold Gubnitsky
Harold Gubnitsky

Exhibit A

Exhibit A

Acceptance Agreement

Exhibit A

PETROTECH HOLDINGS, CORP.

335 Madison Avenue, 10th Floor

New York, NY 10017

August     , 2008

XL TechGroup, Inc.

11901 South Harbor City Blvd., Third Floor

Melbourne, FL 32901

Re:	Agreement to Accept Collateral in Partial Satisfaction of Debt

Ladies and Gentlemen:

Reference is made to (i) Securities Purchase Agreement dated as of December 30, 2005 (as amended, modified, supplemented or restated from time to time, the “December 2005 Securities Purchase Agreement”) by and between XL TechGroup, Inc. (“XLT”) and Laurus (as defined below); (ii) Secured Term Note dated December 30, 2005 (as amended, modified, supplemented or restated from time to time) issued by XLT to Laurus in the original principal amount of $35,000,000; (iii) Master Security Agreement dated December 30, 2005 (as amended, modified, supplemented or restated from time to time) by and between XLT and Laurus; (iv) the Share Mortgage dated as of December 30, 2005 between the XLT and Laurus (as amended, modified, supplemented or restated from time to time); (v) the Related Agreements (as defined in the December 2005 Securities Purchase Agreement); (vi) Securities Purchase Agreement dated as of December 29, 2006 (as amended, modified, supplemented or restated from time to time, the “December 2006 Securities Purchase Agreement”) by and between XLT and Laurus; (vii) Secured Term Note dated December 29, 2006 (as amended, modified, supplemented or restated from time to time) issued by XLT to Laurus, in the original principal amount of $20,000,000; (viii) the Related Agreements (as defined in the December 2006 Securities Purchase Agreement); (ix) Securities Purchase Agreement dated as of October 3, 2007 (as amended, modified, supplemented or restated from time to time, the “October 2007 Securities Purchase Agreement”) by and between XLT and Valens US LLC (as defined below), as Agent, Valens US (as defined below) and Calliope (as defined below); (x) Secured Term Note A dated October 3, 2007 (as amended, modified, supplemented or restated from time to time) issued by XLT to Calliope, in the original principal amount of $9,958,000; (xi) Secured Term Note A dated October 3, 2007 (as amended, modified, supplemented or restated from time to time) issued by XLT to Valens US, in the original principal amount of $3,042,000; (xii) Secured Term Note B dated October 3, 2007 (as amended, modified, supplemented or restated from time to time) issued by XLT to Calliope, in the original principal amount of $9,192,000; (xiii) Secured Term Note B dated October 3, 2007 (as amended, modified, supplemented or restated from time to time) issued by XLT to Valens US, in the original principal amount of $2,208,000; (xiv) Master Security Agreement dated October 3, 2007 (as amended, modified, supplemented or restated from time to time) by and between XLT and Valens US LLC, for itself and as agent for the Purchasers (as such term is defined in the October 2007 Securities Purchase Agreement); (xv) the Share Mortgage dated as of October 3, 2007 between XLT and Valens US LLC (as amended, modified,

Exhibit A

supplemented or restated from time to time); (xvi) the Related Agreements (as defined in the October 2007 Securities Purchase Agreement); (xvii) Reaffirmation and Ratification Agreement dated as of January 30, 2008 (as amended, modified, supplemented or restated from time to time) by and among XLT and one or more Creditor Parties (as defined below); (xviii) Secured Term Note dated as of January 30, 2008 issued by XLT to Laurus, in the original principal amount of $12,572,910.67 (as amended, modified, supplemented or restated from time to time); (xix) Secured Term Note dated as of January 30, 2008 issued by XLT to Valens US LLC, in the original principal amount of $892,023.37 (as amended, modified, supplemented or restated from time to time); (xx) Secured Term Note dated as of January 30, 2008 issued by XLT to PSource (as defined below), in the original principal amount of $3,376,675.55 (as amended, modified, supplemented or restated from time to time); (xxi) Secured Term Note dated as of January 30, 2008 issued by XLT to Valens Offshore (as defined below), in the original principal amount of $880,066.89 (as amended, modified, supplemented or restated from time to time); (xxii) the Amended and Restated Securities Pledge Agreement dated as of January 30, 2008 between XLT and LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) (as amended, modified, supplemented or restated from time to time), (xxiii) Master Security Agreement dated as of January 30, 2008 by and between XLT and Agent (as amended, modified, supplemented or restated from time to time); (xxiv) Demand Note dated July 22, 2008 issued by XLT to Valens Offshore in the original principal amount of $288,148.00; (xxv) Demand Note dated July 22, 2008 issued by XLT to Valens US LLC in the original principal amount of $76,745; (xxvi) Demand Note dated July 22, 2008 issued by XLT to Calliope in the original principal amount of $665,107; (xxvii) Demand Note dated the date hereof issued by XLT to Laurus in the original principal amount of [$            ]; (xxviii) Demand Note dated the date hereof issued by XLT to Valens Offshore in the original principal amount of [$            ]; (xxix) Demand Note dated the date hereof issued by XLT to PSource in the original principal amount of [$            ]; (xxx) Demand Note dated the date hereof issued by XLT to Valens US LLC in the original principal amount of [$214,715.03]; and (xxxi) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby, including, without limitation, security agreements, pledge agreements, collateral assignments and agreements evidencing supporting obligations relating to any or all of the foregoing (the agreements, documents and instruments referenced in clauses (i) through (xxxi), collectively, the “Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Documents, as applicable.

From time to time, the Documents may have been assigned from one Creditor Party to another. For purposes hereof, the term “Creditor Parties” shall mean, collectively, Laurus Master Fund, Ltd. (“Laurus”), Calliope Capital Corporation (“Calliope”), Valens Offshore SPV I, Ltd. (“Valens Offshore”), Valens U.S. SPV I, Ltd. (“Valens US”), Valens U.S. SPV I, LLC (“Valens US LLC”) and PSource Structured Debt Limited (“PSource”).

As of the date hereof, each Creditor Party has contributed to the capital of PetroTech Holdings, Corp. all of the Documents and each Creditor Party’s attendant security interests and liens such that as of the date hereof PetroTech is the current holder of all indebtedness owing by XLT under the Documents and of all security interests and liens granted by XLT to the Creditor Parties under the Documents. XLT hereby ratifies and confirms such capital contribution and the successor secured creditor status of PetroTech.

Exhibit A

As of the date hereof, XLT hereby acknowledges and confirms that the aggregate outstanding balance of all obligations and liabilities owing by XLT to PetroTech under the Documents totals [$            ] (the “Outstanding Debt Amount”). Interest continues to accrue each day at the currently effective interest rate.

Subject to the terms and conditions set forth herein and in accordance with Section 9-620 of the Uniform Commercial Code, as in effect in the State of New York, XLT and PetroTech hereby agree that PetroTech shall accept the following Collateral in partial satisfaction of $45,831,367.87 of the Outstanding Debt Amount: (a) all equity interests of XLT in each of PetroAlgae, LLC (“PetroAlgae”) and DxTech, LLC (“DXTech”); (b) all of XLT’s right, title and interest under (i) that certain promissory note dated January 1, 2008, effective as of December 12, 2006 (as amended, modified, supplemented or restated from time to time, the “DXTech Note”), issued by DXTech to XLT in the original principal amount of Twenty-Five Million Dollars ($25,000,000), (ii) that certain Security Agreement dated as of January 1, 2008 (as amended, modified, supplemented or restated from time to time, the “DXTech Security Agreement”) between DXTech and XLT, (iii) that certain Note Purchase Agreement dated as of January 1, 2008, effective as of December 12, 2006 (as amended, modified, supplemented or restated from time to time, the “DXTech Note Purchase Agreement”) between DXTech and XLT and (iv) all other agreements, documents and instruments related to or entered into in connection with the DXTech Note, DXTech Security Agreement and DXTech Note Purchase Agreement (together with the DXTech Note, DXTech Security Agreement and DXTech Note Purchase Agreement, collectively, the “DXTech Documents”); (c) all of XLT’s right, title and interest under (i) that certain promissory note dated June 12, 2008, effective as of September 22, 2006 (as amended, modified, supplemented or restated from time to time, the “PetroAlgae Note”), issued by PetroAlgae to XLT in the original principal amount of Twenty-Five Million Dollars ($25,000,000), (ii) that certain Security Agreement entered into effective as of September 22, 2006 (as amended, modified, supplemented or restated from time to time, the “PetroAlgae Security Agreement”) between PetroAlgae and XLT, (iii) that certain Capital Funding and Capital Development Agreement dated June 12, 2008, effective as of September 22, 2006 (as amended, modified, supplemented or restated from time to time, the “PetroAlgae Capital Funding Agreement”) between PetroAlgae and XLT and (iv) all other agreements, documents and instruments related to or entered into in connection with the PetroAlgae Note, PetroAlgae Security Agreement and PetroAlgae Capital Funding Agreement (together with the PetroAlgae Note, PetroAlgae Security Agreement and PetroAlgae Capital Funding Agreement, collectively, the “PetroAlgae Documents”); (d) all right, title and interest of XLT in and to the following patent applications: (i) patent application with serial no. 12/045,397 titled Multi-Channel Lock-In Amplifier for a Diagnostic System with filing date March 10, 2008, (ii) patent application with serial no. PCT/US08/56414 titled Multi-Channel Lock-In Amplifier for a Diagnostic System with filing date March 10, 2008, (iii) patent application with serial no. PCT/US08/56435 titled Electrochemical Detection System with filing date March 10, 2008, (iv) patent application with serial no. 60/988,746 titled Methods and Devices for Algal Growth Processing with filing date November 16, 2007, (v) patent application with serial no. 61/024,168 titled Methods for Algal Growth with filing date January 28, 2008, (vi) patent application with serial no. 11/728,297 titled System and Methods of Production and Harvesting of Oil-Rich Algae with filing date March 15, 2007, (vii) patent application with serial number PCT/US07/06466 titled System and Methods of Production and Harvesting of Oil-Rich Algae with filing date March 15, 2007 and (viii) patent application with serial no. PCT/US07/20211 titled Tubular Growth

Exhibit A

Method with filing date September 13, 2007; (e) all right, title and interest of XLT in and to the following trademark applications: (i) the trademark application in respect of the mark DXTECH with serial no. 78/576,272 and application date February 28, 2005, (ii) the trademark application in respect of the mark PAIRED DIAGNOSTICS with serial no. 78/594,487 and application date March 24, 2005 and (iii) the trademark application in respect of the mark PETROALGAE with serial no. 78/960,636 and application date August 25, 2006; (f) that certain Warrant to Purchase Securities of TyraTech, LLC issued as of May 1, 2006 (as amended, modified, supplemented or restated from time to time) by Tyratech, LLC (n/k/a TyraTech, Inc.) in favor of XLT; and (g) all other Collateral owned by XLT necessary to operate PetroAlgae and DXTech (the Collateral in clauses (a) through (g) above, collectively, the “Transferred Collateral”).

XLT hereby acknowledges and agrees that upon XLT’s receipt of a fully executed copy of this agreement by each of XLT and PetroTech, PetroTech shall acquire all of XLT’s right, title and interest in and to the Transferred Collateral. In furtherance of the foregoing, XLT hereby (a) covenants that it has good and marketable title to the Transferred Collateral and does hereby transfer valid title thereto free and clear of any and all encumbrances, liens, charges or defects of any kind or nature whatsoever, (b) represents and warrants that all corporate action required to authorize, approve and validate the transfer to PetroTech of the Transferred Collateral has been duly and lawfully taken, (c) represents and warrants that XLT has not made any prior sale, assignment or transfer of the Transferred Collateral, or any interest therein, to any person, corporation or entity, (d) covenants that it will from time to time on demand execute any and all such further documents, instruments and agreements to which PetroTech, its successors and assigns, may deem necessary, desirable or proper to effect the complete transfer of the Transferred Collateral or any interest therein unto PetroTech, its successors and assigns, and/or to further evidence the right, title and interest therein of PetroTech, its successors and assigns and (e) makes, constitutes and appoints PetroTech, its successors and assigns, its true and lawful attorneys, irrevocably in its name or otherwise, to execute any and all documentation on XLT’s behalf and to do all other things and take all such action PetroTech deems necessary to carry out the terms of this agreement. Neither PetroTech nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law in connection with the exercise of such power of attorney, which is hereby coupled with an interest and is irrevocable.

The parties hereto hereby agree that, notwithstanding anything to the contrary contained herein, (a) the Purchase Option Agreement dated as of December 30, 2005 (as amended, modified, supplemented or restated from time to time) between XLT and Laurus shall remain in full force and effect, which such agreement shall be assigned by XLT to PetroTech, (b) the Purchase Option Agreement dated as of October 3, 2007 (as amended, modified, supplemented or restated from time to time) among XLT, Valens US LLC and Calliope shall remain in full force and effect, which such agreement shall be assigned by XLT to PetroTech, and (c) the Creditor Parties have not transferred to PetroTech any ownership interests (as opposed to security interests) of any capital stock of TyraTech, Inc. and such ownership interests shall continue to be held by each such Creditor Party and/or its subsidiaries and affiliates.

In consideration of PetroTech’s agreements contained herein, after giving effect to the acceptance by PetroTech of the Transferred Collateral in accordance with the terms of this agreement, XLT hereby absolutely and unconditionally releases and forever discharges PetroTech, each Creditor Party, DXTech, PetroAlgae, Arizona Sciences and Technology

Exhibit A

Enterprises LLC, an Arizona limited liability company, and any and all participants, predecessors, parent corporations, subsidiary corporations, affiliated corporations, related corporate divisions, insurers, indemnitors, agents, representatives, consultants, attorneys, fiduciaries, partners and all successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which XLT has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

Exhibit A

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Sincerely,

PETROTECH HOLDINGS CORP.

By:
Name:
Title:

There have occurred and are continuing defaults under the Documents. The undersigned consents to the acceptance of the Transferred Collateral in partial satisfaction of the Outstanding Debt Amount as described in this letter agreement.

Sincerely,

XL TECHGROUP, INC.

By:
Name:
Title:

Exhibit A

Schedule 1

Senior secured lenders

1) LAURUS MASTER FUND, LTD.

2) VALENS U.S. SPV I, LLC

3) VALENS OFFSHORE SPV I, LTD.

4) PSOURCE STRUCTURED DEBT LIMITED

5) LV ADMINISTRATIVE SERVICES, INC., AS AGENT

6) CALLIOPE CAPITAL CORPORATION

7) VALENS U.S.SPV I, LTD.